                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                               Amendment No. 1 to

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 August 23, 1999


                                 MAIL.COM, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                         7310                 13-3787073
--------------------------------------------------------------------------------
(State of other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)



                             11 BROADWAY, 6TH FLOOR
                            NEW YORK, NEW YORK 10004
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code                (212) 425-4200



                                       N/A
--------------------------------------------------------------------------------

           Former Name or Former Address, if Changed Since Last Report

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of the Current Report on Form 8-K, originally filed by the registrant with the Securities and Exchange Commission on August 234, 1999, as set forth in the pages attached hereto:

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
             INFORMATION AND EXHIBITS

   (a) Financial Statements of Business Acquired and theglobe.com, inc. Pro Forma Condensed Consolidated Financial Information


                                TABLE OF CONTENTS



                                                                                                 PAGE

The Allegro Group, Inc.
Independent Accountants' Report                                                                  F - 1

Balance Sheets as of December 31, 1997 and 1998 and June 30, 1999 (unaudited)                    F - 2

Statements of Operations  for the years ended  December 31,  1997 and 1998,  and for
    the six months ended June 30, 1998 and 1999 (unaudited)                                      F - 3

Statements of Shareholders'  Equity (Deficit) for the years ended December 31,  1997
    and 1998, and for the six months ended June 30, 1999 (unaudited)                             F - 4

Statements  of Cash Flows for the years ended  December 31,  1997 and 1998,  and for
    the six months ended June 30, 1998 and 1999 (unaudited)                                      F - 5

Notes to Financial Statements                                                                    F - 6

Mail.com, Inc. Pro Forma Condensed Consolidated Financial
    Information                                                                                  F - 15

Unaudited Pro Forma Condensed Consolidated Balance Sheet of December 31, 1998                    F - 17

Unaudited Pro Forma  Condensed  Consolidated  Statement of  Operations  For the Year
    Ended December 31, 1998                                                                      F - 18

Unaudited  Pro Forma  Condensed  Consolidated  Statement of  Operations  For the Six
    Months Ended June 30, 1999                                                                   F - 19

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information                    F - 20

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
The Allegro Group, Inc.:


We have audited the accompanying balance sheets of The Allegro Group, Inc. as of December 31, 1997 and 1998, and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Allegro Group, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                           /s/ KPMG LLP


Columbus, Ohio
October 19, 1999

                            THE ALLEGRO GROUP, INC.
                                 Balance Sheets

                                                                          DECEMBER 31,         DECEMBER 31,             JUNE 30,
                              ASSETS                                         1997                  1998                  1999
                                                                       ------------------   -------------------   ---------------
                                                                                                                   (UNAUDITED)
Current assets:
    Cash and cash equivalents                                       $             88,568 $              39,096 $          50,091
    Accounts receivable, net of allowance for doubtful
       accounts of $5,000, $3,000 and $12,000 in
       1997, 1998, and 1999, respectively                                        485,295               445,159           457,277
    Prepaid expenses and other current assets                                     23,849                21,849            50,048
                                                                       ------------------   -------------------   ---------------

       Total current assets                                                      597,712               506,104           557,416
                                                                       ------------------   -------------------   ---------------

    Property and equipment, net                                                  410,394               692,224           626,668
    Other                                                                          9,109                 8,624             8,624
                                                                       ------------------   -------------------   ---------------

       Total assets                                                 $          1,017,215 $           1,206,952 $       1,192,708
                                                                       ------------------   -------------------   ---------------
                                                                       ------------------   -------------------   ---------------

          LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Revolving line of credit                                        $             99,993 $              93,722 $          98,600
    Current portion of notes payable to bank                                      --                    53,548            59,766
    Current portion of capital lease obligations                                  22,870                76,493           142,265
    Accounts payable                                                             320,145               731,875           975,485
    Other accrued expenses                                                        41,107               286,000           332,911
    Accrued payroll and related costs                                            153,483                51,000           140,817
                                                                       ------------------   -------------------   ---------------

       Total current liabilities                                                 637,598             1,292,638         1,749,844
                                                                       ------------------   -------------------   ---------------

Notes payable to bank, less current portion                                       --                    56,755            22,104
Capital lease obligations, less current portion                                   38,363               105,213             3,152
                                                                       ------------------   -------------------   ---------------

       Total liabilities                                                         675,961             1,454,606         1,775,100
                                                                       ------------------   -------------------   ---------------

Shareholders' equity (deficit):
    Common stock, $0.01 par value; 850 shares authorized;
       401 shares issued and outstanding for all periods                               4                     4                 4
    Additional paid-in capital                                                       536                   536               536
    Retained earnings (accumulated deficit)                                      340,714              (248,194)         (582,932)
                                                                       ------------------   -------------------   ---------------

       Total shareholders' equity (deficit)                                      341,254              (247,654)         (582,392)
                                                                       ------------------   -------------------   ---------------

Commitments and contingencies

       Total liabilities and shareholders'
          equity (deficit)                                          $          1,017,215 $           1,206,952 $       1,192,708
                                                                       ------------------   -------------------   ---------------
                                                                       ------------------   -------------------   ---------------


See accompanying notes to financial statements.

                             THE ALLEGRO GROUP, INC.

                            Statements of Operations


                                                                                                     SIX MONTHS ENDED
                                                             YEARS ENDED DECEMBER 31,                    JUNE 30,
                                                              1997              1998              1998              1999
                                                         ---------------  -----------------  ---------------   ----------------
                                                                                              (UNAUDITED)        (UNAUDITED)
Revenues                                              $     2,900,039   $      4,325,995   $    2,064,234   $      2,335,234
                                                         ---------------  -----------------  ---------------   ----------------

Operating expenses:
    Cost of revenues                                        1,362,830          2,317,970        1,212,166          1,349,374
    Sales and marketing                                       538,722            892,097          354,285            548,935
    Product development                                        63,368            135,463           51,029            104,164
    General and administrative                                719,312          1,442,534          546,146            591,502
                                                         ---------------  -----------------  ---------------   ----------------

                   Total operating expenses                 2,684,232          4,788,064        2,163,626          2,593,975
                                                         ---------------  -----------------  ---------------   ----------------

                   Income (loss) from operations              215,807           (462,069)         (99,392)          (258,741)
                                                         ---------------  -----------------  ---------------   ----------------

Other income (expense):
    Interest income                                            12,267             10,888            8,439              9,870
    Interest expense                                           (3,664)           (38,286)         (10,867)           (25,679)
    Other                                                       1,284                 (783)         3,677              5,100
                                                         ---------------  -----------------  ---------------   ----------------

                   Total other income
                     (expense), net                             9,887              (28,181)         1,249              (10,709)
                                                         ---------------  -----------------  ---------------   ----------------

Net income (loss)                                     $       225,694   $         (490,250)$        (98,143)$         (269,450)
                                                         ---------------  -----------------  ---------------   ----------------
                                                         ---------------  -----------------  ---------------   ----------------

Pro Forma income taxes (unaudited)                    $        88,007   $         (156,976)$        (78,488)$          7,662
                                                         ---------------  -----------------  ---------------   ----------------
                                                         ---------------  -----------------  ---------------   ----------------

Pro Forma net income (loss) (unaudited)               $       137,687   $         (333,274)$        (19,655)$         (277,112)
                                                         ---------------  -----------------  ---------------   ----------------
                                                         ---------------  -----------------  ---------------   ----------------


See accompanying notes to financial statements.
                                      F-3

                             THE ALLEGRO GROUP, INC.

                  Statements of Shareholders' Equity (Deficit)

                                                                                               RETAINED            TOTAL
                                                                              ADDITIONAL       EARNINGS        SHAREHOLDERS'
                                                       COMMON STOCK             PAID-IN      (ACCUMULATED         EQUITY
                                                   SHARES        AMOUNT         CAPITAL        DEFICIT)          (DEFICIT)
                                                 --------- ------------  ---------------    -------------      --------------
Balances at December 31, 1996                       401    $        4    $         536      $   233,028        $      233,568
    Net income                                       --            --               --          225,694               225,694
    Shareholder distributions                        --            --               --         (118,008)             (118,008)
                                                 --------- ------------  ---------------    -------------      --------------
Balances at December 31, 1997                       401             4              536          340,714               341,254

    Net loss                                         --            --               --         (490,250)             (490,250)
    Shareholder distributions                        --            --               --          (98,658)              (98,658)
                                                 --------- ------------  ---------------    -------------      --------------
Balances at December 31, 1998                       401             4              536         (248,194)             (247,654)

    Net loss (unaudited)                             --            --               --         (269,450)             (269,450)

    Shareholder distributions (unaudited)            --            --               --          (65,288)              (65,288)
                                                 --------- ------------  ---------------    -------------      --------------
Balances at June 30, 1999                           401    $        4    $         536      $  (582,932)       $     (582,392)
    (unaudited)
                                                 --------- ------------  ---------------    -------------      --------------
                                                 --------- ------------  ---------------    -------------      --------------


See accompanying notes to financial statements.

                             THE ALLEGRO GROUP, INC.

                            Statements of Cash Flows


                                                                                            SIX MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,             JUNE 30,
                                                            1997               1998       1998             1999
                                                          ---------     ---------     ---------     ---------
                                                                                      (UNAUDITED)  (UNAUDITED)
Cash flows from operating activities:
    Net income (loss)                                     $ 225,694     $(490,250)    $ (98,143)    $(269,450)
    Adjustments to reconcile net income (loss) to net
       cash provided by operating activities:
       Depreciation and amortization                        145,061       262,624       124,920       166,722
       Provision for doubtful accounts                       33,000        41,000        15,000        31,000
       Losses on disposal of property and equipment           1,191        23,703        19,706         7,098
    Changes in operating assets and liabilities:
       Accounts receivable                                 (333,536)         (864)       52,365       (43,118)
       Prepaid expenses and other current assets            (22,398)        2,000        18,004       (28,199)
       Other assets                                          (1,137)          485           198          --
       Accounts payable                                     215,875       411,730       279,287       243,610
       Other accrued expenses                                35,676       244,893         8,961        46,911
       Accrued payroll and related costs                    125,006      (102,483)      (51,210)       89,817
                                                          ---------     ---------     ---------     ---------
          Net cash provided by operating activities         424,432       392,838       369,088       244,391
                                                          ---------     ---------     ---------     ---------

Cash flows from investing activities:
    Purchases of property and equipment                    (307,864)     (401,918)     (309,516)     (108,264)
    Proceeds from sales of property and equipment              --           2,285          --            --
                                                          ---------     ---------     ---------     ---------
          Net cash used in investing activities            (307,864)     (399,633)     (309,516)     (108,264)
                                                          ---------     ---------     ---------     ---------

Cash flows from financing activities:
    Net borrowings (repayments) under revolving
       line of credit                                        79,993        (6,271)      (24,001)       10,000
    Borrowings under notes payable to bank                     --         139,487        95,729          --
    Repayments of notes payable to bank                        --         (29,184)       (7,980)      (33,555)
    Principal payments under capital lease obligations      (17,008)      (48,051)      (22,951)      (36,289)
    Distributions paid                                     (118,008)      (98,658)      (76,162)      (65,288)
                                                          ---------     ---------     ---------     ---------
          Net cash used in financing activities             (55,023)      (42,677)      (35,365)     (125,132)
                                                          ---------     ---------     ---------     ---------

                        Net increase (decrease) in
                           cash and cash equivalents         61,545       (49,472)       24,207        10,995

Cash and cash equivalents at beginning of period             27,023        88,568        88,568        39,096
                                                          ---------     ---------     ---------     ---------
Cash and cash equivalents at the end of period            $  88,568     $  39,096     $ 112,775     $  50,091
                                                          ---------     ---------     ---------     ---------
                                                          ---------     ---------     ---------     ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid                                             $   3,664     $  38,286     $  10,867     $  26,679
                                                          ---------     ---------     ---------     ---------
                                                          ---------     ---------     ---------     ---------
NON-CASH FINANCING ACTIVITIES-
    Property and equipment purchased under capital
       lease obligations                                  $  62,244     $ 168,524     $ 123,267     $    --
                                                          ---------     ---------     ---------     ---------
                                                          ---------     ---------     ---------     ---------

See accompanying notes to financial statements.
                                      F-5

                             THE ALLEGRO GROUP, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

         (All information subsequent to December 31, 1998 is unaudited)



(1)    SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

       (A)    SUMMARY OF OPERATIONS

              The Allegro Group, Inc. (the "Company" or "Allegro") was formed in 1995 as an S corporation. The Company provides businesses with internet email message management services. The Company's services include internet email network integration services, email hosting services and email message management services, including virus scanning, attachment control, spam control, legal disclaimers and real time Web-based reporting.

              Inherent in the Company's business are various risks and uncertainties, including its limited operating history. The Company's future success will be dependent upon its ability to create and deliver effective and competitive messaging services and its ability to develop and provide new services that meet members' changing requirements, including the effective use of leading technologies. The Company must also continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

              The Company's ability to provide services is dependent on its telecommunications network. The Company uses one telecommunications company for its business. The Company does not anticipate any contractual changes with this telecommunications company. However, if such changes do occur, the Company does not believe that they would have an adverse effect of the Company's business.

       (B)    UNAUDITED INTERIM INFORMATION

              The interim financial statements of the Company as of June 30, 1999, and for the six months ended June 30, 1998 and 1999, are unaudited. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the SEC relating to interim financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial position and the results of its operations and its cash flows have been included in such unaudited financial statements. The results of operations for the six months ended June 30, 1998 and 1999 are not necessarily indicative of the results to be expected for the entire year.

                                      F-6                            (Continued)

                             THE ALLEGRO GROUP, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

         (All information subsequent to December 31, 1998 is unaudited)



       (C)    USE OF ESTIMATES

              The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (D)    CASH AND CASH EQUIVALENTS

              The Company considers all highly liquid securities, with original maturities of three months or less when acquired, to be cash equivalents. Cash equivalents at December 31, 1997 and 1998 and June 30, 1999 were approximately $26,000, $27,000 and $28,000, respectively.

       (E)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to five years. Property and equipment under capital leases are stated at the present value of minimum lease payments and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the lease, whichever is shorter.

       (F)    IMPAIRMENT OF LONG-LIVED ASSETS

              Periodically, management determines whether any property and equipment or any other assets have been impaired based on the criteria established in SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of."

       (G)    INCOME TAXES

              The Company has elected under the Internal Revenue Code to be an S Corporation. As such, the Company is not subject to federal or state income taxes. The Company's stockholders include the taxable income or loss of the Company in their personal income tax returns. Accordingly, no provision for income taxes has been reflected in the financial statements of the Company.

              If the Company had operated as a C Corporation since inception, the Company would have recorded net deferred tax assets for the years ended December 31, 1997 and 1998 and for the six months ended June 30, 1999 of approximately $6,000, $133,000, and $147,000. However, due to operating losses incurred, there would have been a corresponding valuation allowance of $31,000 and $147,000 in 1998 and 1999, respectively.


                                      F-7                        (Continued)

                             THE ALLEGRO GROUP, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

         (All information subsequent to December 31, 1998 is unaudited)



       (H)    REVENUE RECOGNITION

              The Company's revenues are derived principally from internet email network integration services, email hosting services and email message management services, including virus scanning, attachment control, spam control, legal disclaimers and real time web-based reporting.

       (I)    PRODUCT DEVELOPMENT COSTS

              Product development costs consist principally of salaries and related costs, which are charged to expense as incurred.

       (J)    SALES AND MARKETING COSTS

              The Company expenses the cost of advertising and promoting its services as incurred. Such costs are included in sales and marketing and totaled approximately $368,000 and $419,000 and $160,000 and $305,000 for the years ending December 31, 1997, and 1998 and for the six-month periods ended June 30, 1998 and 1999, respectively.

       (K)    FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

              Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and cash equivalents and accounts receivable. At December 31, 1997 and 1998, and June 30, 1999, the fair value of these instruments approximated their financial statement carrying amount because of the short-term maturity of these instruments. The Company has not experienced any significant credit loss to date. No single customer exceeded 10% of either revenue or accounts receivable in 1997, 1998, or 1999.

              The fair value of other financial instruments, including the current portion of notes payable and current liabilities also approximated their financial statement carrying amount because of the short-term maturity of these instruments. The carrying amount of notes payable approximated fair value calculated by discounting scheduled cash flows through maturity using current rates.

       (L)    RECENT ACCOUNTING PRONOUNCEMENTS

              In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds for determining whether computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company adopted SOP 98-1 in the fourth quarter of 1998 and has approximately $16,000 and $47,000 of capitalized software costs as of December 31, 1998 and June 30, 1999, respectively.

                                      F-8                        (Continued)

                             THE ALLEGRO GROUP, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

         (All information subsequent to December 31, 1998 is unaudited)



              The Company adopted the provisions of Statement of Financial Accounting Standards "(SFAS") No. 130, "Reporting Comprehensive Income" in 1998. SFAS No. 130 requires the Company to report in its financial statements, in addition to its net income (loss), comprehensive income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. There were no differences between the Company's comprehensive income (loss) and its net income (loss) as reported.

              In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has determined that it does not have any separately reportable segments.

              In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. Subsequently, the FASB issued SFAS No. 137 which deferred the effective date of SFAS No.
              133. SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not expected to effect the Company, as the Company does not have any derivative instruments or engage in hedging activities.


                                      F-9                        (Continued)

                             THE ALLEGRO GROUP, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

         (All information subsequent to December 31, 1998 is unaudited)



(2)    PROPERTY AND EQUIPMENT

       Property and equipment are summarized as follows:

                                               USEFUL               DECEMBER 31,               JUNE 30,
                                               LIVES           1997            1998              1999
                                             -----------    -----------    --------------   ---------------
                                                                                              (UNAUDITED)
Computer equipment and software, including
    amounts related to capital leases of
    $49,558, $118,195 and $118,195,
    respectively                                 3      $      486,193  $       850,414  $         938,365
Furniture and fixtures, including amounts
    related to capital leases of $43,036,
    $142,603 and $142,603, respectively
                                                 5             106,122          273,715            272,195
Leasehold improvements                          3-5              9,985           12,339             12,339
                                                            -----------    --------------   ---------------
                                                               602,300        1,136,468          1,222,899
    Less accumulated depreciation and
    amortization, including amounts related
    to capital leases of $34,880, $74,479
    and $108,426, respectively                              191,906             444,244            596,231
                                                            -----------    --------------   ---------------

          Total                                         $      410,394  $       692,224  $         626,668
                                                            -----------    --------------   ---------------
                                                            -----------    --------------   ---------------


                             THE ALLEGRO GROUP, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

         (All information subsequent to December 31, 1998 is unaudited)



 (3)   LINE OF CREDIT

       The Company has a revolving credit facility agreement with a bank that enables it to borrow up to $100,000 at 1.0% above prime (8.75% at December 31, 1998), subject to certain conditions and collateral restrictions as defined in the agreement. At December 31, 1998, the Company had additional borrowing capacity of approximately $6,000. The revolving credit facility is secured by substantially all of the Company's assets, including accounts receivable and property and equipment. The line of credit agreement expired in September 1999 and was repaid in October 1999.


                                      F-10                       (Continued)

                             THE ALLEGRO GROUP, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

         (All information subsequent to December 31, 1998 is unaudited)



(4)    NOTES PAYABLE

       A summary of notes payable is as follows:


                                                                                     DECEMBER 31,           JUNE 30,
                                                                                        1998                 1999
                                                                                  ------------------    ---------------
                                                                                                         (UNAUDITED)
                Notepayable to bank, bearing interest at prime plus 0.75%
                    (8.5% at December 31, 1998); principal and interest
                    payable in monthly installments of $2,007 through
                    August 2000; secured by property and equipment
                                                                                  $        38,515      $         26,468
                Notepayable to bank, bearing interest at prime plus 0.75%
                    (8.5% at December 31, 1998); principal and interest
                    payable in monthly installments of $2,660 through March
                    2001; secured by property and equipment
                                                                                           71,788                55,402
                                                                                  ------------------    ---------------


                          Total notes payable                                             110,303                81,870
                          Less current portion                                            (53,548)              (59,766)
                                                                                  ------------------    ---------------

                          Notes payable, less current portion                     $        56,755      $         22,104
                                                                                  ------------------    ---------------
                                                                                  ------------------    ---------------


Aggregate maturities under these obligations as of December 31, 1998 and June 30, 1999 are summarized as follows:

                                  DECEMBER 31,                   JUNE 30,
                                     1998                         1999
                               ------------------            ----------------
                                                               (UNAUDITED)
                     1999   $         53,548      2000    $       59,766
                     2000             48,843      2001            22,104
                     2001              7,912      2002               -
                               ------------------            ----------------

                            $        110,303              $       81,870
                               ------------------            ----------------
                               ------------------            ----------------


                                      F-11                       (Continued)

                             THE ALLEGRO GROUP, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

         (All information subsequent to December 31, 1998 is unaudited)



(5)    LEASES

       The Company has one operating lease having a remaining non-cancelable lease term in excess of one year for its principal office facility and has various capital leases for property and equipment. Rental expense for operating leases for the years ending December 31, 1997, and 1998 and for the six months ended June 30, 1998 and 1999 was approximately $50,000, $107,000, $34,000 and $74,000, respectively.

       The Company's capital lease obligations are collateralized by certain assets at December 31, 1998. Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1998 are as follows:

       YEAR ENDING DECEMBER 31,                                  CAPITAL LEASES        OPERATING LEASES
                                                                -----------------    ---------------------

       1999                                                 $          105,686   $            149,000
       2000                                                             89,208                153,000
       2001                                                             11,558                157,000
       2002                                                               -                    66,000
                                                                -----------------    ---------------------

                    Total minimum lease payments                       206,452   $            525,000
                                                                                     ---------------------
                                                                                     ---------------------

       Less estimated amount representing interest (at a
           weighted-average interest rate of 9.5%)                      24,746
                                                                -----------------
       Present value of minimum capital lease payments                 181,706
       Less current portion of capital lease obligations                76,493
                                                                -----------------
                                                                -----------------

       Capital lease obligations, less current portion
                                                            $          105,213
                                                                -----------------
                                                                -----------------


(6)    CAPITAL STOCK

       The Company has authorized 450 shares of voting and 400 shares of non-voting common stock. As of December 31, 1998, the Company has issued and outstanding 401 shares of voting common stock to the three principal shareholders of the Company. The Company makes periodic distributions to its shareholders. However, no distributions are required to be made under the terms of the Company's Shareholder Agreement.


                                      F-12                       (Continued)

                             THE ALLEGRO GROUP, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

         (All information subsequent to December 31, 1998 is unaudited)



(7)    401(K) SAVINGS/RETIREMENT PLAN

       Effective December 1, 1997, the Company adopted a 401(k) plan that covers all employees. The Company may make a matching contribution to each participant up to 3% of participant's compensation. Matching contributions vest to each participant at the rate of 20% per year after the first full year of service. Company matching contributions for the years ended December 31, 1997 and 1998 and for the six months ended June 30, 1998 and 1999 were approximately $1,000, $12,000, $6,000, and $8,000, respectively.

(8)    LEGAL PROCEEDINGS

       The Company is involved in certain legal actions which have arisen in the ordinary course of business. The Company has accrued its best estimate of potential amounts to be paid related to these matters and has included approximately $19,000, $248,000, and $282,000 in other accrued expenses as of December 31, 1997 and 1998 and June 30, 1999, respectively.

       In the opinion of management the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations, or liquidity.


(9)    SUBSEQUENT EVENTS

       During August and September 1999, the Company executed two lease agreements to finance the purchase of equipment. The August agreement requires the Company to pay approximately $115,000 over a 2 year period and the September agreement requires the Company to pay approximately $41,000 over a 3 year period.


                                      F-13                       (Continued)

                             THE ALLEGRO GROUP, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

         (All information subsequent to December 31, 1998 is unaudited)



       On August 20, 1999, Mail.com, Inc. ("Mail.com") acquired the Company pursuant to the terms of an Agreement and Plan of Merger dated August 20, 1999 (the "Merger Agreement"), among Mail.com, AG Acquisition Corp., a wholly-owned subsidiary of Mail.com ("Acquisition Corp."), the Company and the shareholders of the Company. Pursuant to the terms of the Merger Agreement, the Company merged with and into Acquisition Corp. and became a wholly-owned subsidiary of Mail.com. Mail.com paid aggregate consideration in connection with the transaction of approximately $3.2 million in cash and 1,102,973 shares of its Class A common stock. In addition to the purchase price, one-time sign-on bonus payments totaling $800,000 were paid to employees of the Company who are not shareholders of the Company. Mail.com also may pay additional consideration (the "Contingent Consideration") upon completion of its audited financial statements for the year ended December 31, 2000 based on the achievement of certain performance standards for such year. The Contingent Consideration would consist of up to $3.2 million payable in cash, additional bonus payments up to $800,000 and up to $16.0 million payable in shares of Mail.com Class A common stock based on the market value of such stock at the time of payment (but such market value shall be deemed to be not less than $8.00 per share.)

Item 7.  Financial Statements and Pro Forma Financial Information

    (b) Pro Forma Condensed Consolidated Financial Information

    On August 20, 1999, Mail.com, Inc. ("Mail.com" or the "Company") acquired The Allegro Group, Inc. ("Allegro") for approximately $20.4 million including acquisition costs pursuant to the terms of an Agreement and Plan of Merger dated August 20, 1999 (the "Merger Agreement"), among Mail.com, AG Acquisition Corp., a wholly-owned subsidiary of Mail.com ("Acquisition Corp."), Allegro and the shareholders of Allegro. Pursuant to the terms of the Merger Agreement, Allegro merged with and into Acquisition Corp. and became a wholly owned subsidiary of Mail.com. The acquisition will be accounted for as a purchase business combination. The consideration payable by Mail.com in connection with the acquisition of Allegro consisted of the following: approximately $3.2 million in cash and 1,102,973 shares of Mail.com's Class A common stock valued at approximately $17.1 million. The Company also incurred acquisition costs of approximately $150,000. In addition, one-time sign-on bonuses of $800,000 were paid to employees of Allegro who were not shareholders of Allegro pursuant to employment agreements entered into with them upon the closing date. In connection with their employment agreements with Mail.com, Mail.com also granted options to Allegro employees to purchase approximately 625,000 shares of Mail.com common stock at an exercise price of $16.00 per share, the then fair value. These options vest quarterly over four year's subject to continued employment.

    Mail.com may be obligated to pay additional consideration (the "Contingent Consideration") upon completion of its audited financial statements for the year ended December 31, 2000 based on the achievement of certain performance standards for such year. The Contingent Consideration would consist of up to $3.2 million payable in cash, additional bonus payments up to $800,000 and up to $16.0 million payable in shares of Mail.com Class A common stock based on the market value of such stock at the time of payment (but such market value shall be deemed to be not less than $8.00 per share).

    The consideration payable by Mail.com was determined as a result of negotiation between Mail.com and Allegro. The number of shares of Mail.com Class A Common Stock to be issued to Allegro shareholders, was determined based on the exchange rate of 2,750.5561 shares of Mail.com Class A common stock for each share of Allegro common stock. Funds payable in connection with the acquisition of Allegro were provided from Mail.com's cash on hand.

    The Company has allocated a portion of the purchase price to the net book value of the acquired assets and liabilities of Allegro as of the date of acquisition. The excess of the purchase price over the net book value of the acquired assets and liabilities of Allegro has been preliminarily allocated to goodwill and other intangible assets. Goodwill and other intangible assets will be amortized over a period of 3 years, the expected period of benefit. This allocation is preliminary and may be subject to change upon the evaluation of the fair value of the acquired assets and liabilities of Allegro at the date of acquisition, as well as the potential identification of certain intangible assets.

    Approximately $900,000 of the purchase price of Allegro is expected to be allocated to in-process technology. Because such in-process technology had not reached the stage of technological feasibility at the acquisition date and had no alternative future use, this amount will be immediately written-off by the Company and has been reflected in the pro forma balance sheet as a charge to stockholder' equity (deficit). The preliminary fair value of purchased existing and in-process technologies was determined by management using a risk-adjusted income valuation approach.

    The unaudited Pro Forma Condensed Consolidated Statement of Operations (the "Pro Forma Statements of Operations") for the year ended December 31, 1998 and six months ended June 30, 1999 gives effect to the acquisition of Allegro as if it had occurred on January 1, 1998. The Pro Forma Statements of Operations are based on historical results of operations of the Company and Allegro for the year ended December 31, 1998 and six months ended June 30, 1999. The unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition of Allegro as if the acquisition had occurred on that date. The Pro Forma Statements of Operations and Pro Forma Balance Sheet and accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto.

    The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated Company after the acquisition of Allegro, or of the financial position or results of operations of the consolidated Company that would have actually occurred had the acquisition of Allegro been effected on January 1, 1998.

                                 MAIL.COM, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                         JUNE 30, 1999
                                                         -------------
                                                                   THE ALLEGRO       PRO FORMA            PRO FORMA
     ASSETS                                     MAIL.COM, INC.     GROUP, INC.      ADJUSTMENTS          AS ADJUSTED
                                              ----------------   --------------   -------------       --------------
Current assets:
    Cash and cash equivalents                 $     65,407,151   $       50,091   $        --          $  65,457,242
    Accounts receivable, net                           970,888          457,277            --              1,428,165
    Prepaid expenses and other
       current assets                                  349,966           50,048            --                400,014
                                              ----------------   --------------   -------------       --------------

                   Total current assets             66,728,005          557,416            --             67,285,421
                                              ----------------   --------------   -------------       --------------
Property and equipment, net                         15,478,558          626,668            --             16,105,226
Domain assets, net                                   4,395,489             --              --              4,395,489
Partner advances                                    22,436,853             --              --             22,436,853
Investments in affiliated companies                    250,000             --              --                250,000
Deferred tax asset                                        --               --           147,000   (c)        147,000
Goodwill and other intangible assets                   294,841            8,624      20,052,112   (a)     20,355,577
                                              ----------------   --------------   -------------       --------------

                   Total assets               $    109,583,746   $    1,192,708   $  20,199,112   (a) $  130,975,566
                                              ----------------   --------------   -------------       --------------
                                              ----------------   --------------   -------------       --------------

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
    Accounts payable                          $      9,750,677   $      975,485   $        --         $   10,726,162
    Accrued expenses                                 2,431,759          332,911            --              2,764,670
    Accrued payroll and other related costs          1,170,467          140,817            --              1,311,284
    Current portion of capital lease obligations     1,335,933          142,265            --              1,478,198
    Current portion of domain asset purchase
       obligations                                     365,092             --              --                365,092
    Current portion of long-term debt                     --            158,366            --                158,366
    Deferred revenue                                   902,737             --              --                902,737
                                              ----------------   --------------   -------------       --------------

                   Total current liabilities        15,956,665        1,749,844            --             17,706,509

Capital lease obligations, less current portion      3,238,648            3,152            --              3,241,800
Domain asset purchase obligation, less
    current portion                                    187,530             --              --                187,530
Long term debt, less current position                     --             22,104            --                 22,104
Deferred revenue                                     1,035,466             --              --              1,035,466
                                              ----------------   --------------   -------------       --------------
                   Total liabilities                20,418,309        1,775,100            --             22,193,409

                                                                                     19,616,720   (a)
Stockholders' equity                                89,165,437           (582,392)      582,392   (a)    108,782,157
                                              ----------------   --------------   -------------       --------------

                   Total liabilities and
                     stockholders' equity     $    109,583,746   $    1,192,708   $  20,199,112      $   130,975,566
                                              ----------------   --------------   -------------       --------------
                                              ----------------   --------------   -------------       --------------

                                 MAIL.COM, INC.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS

                                                      YEAR ENDED
                                                   DECEMBER 31, 1998
                                          ---------------------------------
                                                                THE ALLEGRO       PRO FORMA          PRO FORMA
                                            MAIL.COM, INC.      GROUP, INC.      ADJUSTMENTS        AS ADJUSTED
                                          ----------------   --------------   ---------------    ----------------
Revenues                                  $      1,494,762   $    4,325,995   $          --      $    5,820,757


Operating expenses:
    Cost of revenues                             2,890,582        2,317,970              --           5,208,552
    Sales and marketing                          6,679,478          892,097              --           7,571,575
    General and administrative                   3,482,097        1,442,534              --           4,924,631
    Product development                          1,573,465          135,463              --           1,708,928
    Amortization of intangible assets                 --               --           6,684,037 (a)     6,684,037
                                          ----------------   --------------   ---------------    ----------------

          Total operating expenses              14,625,622        4,788,064         6,684,037        26,097,723
                                          ----------------   --------------   ---------------    ----------------
          Loss from operations                 (13,130,860)        (462,069)       (6,684,037)      (20,276,966)
                                          ----------------   --------------   ---------------    ----------------
Other income (expense):
    Gain on sale of investment                     438,000             --                --             438,000
    Other income                                   277,164           10,105              --             287,269
    Interest expense                              (109,187)         (38,286)             --            (147,473)
                                          ----------------   --------------   ---------------    ----------------
          Total other income (expense), net        605,977          (28,181)             --             577,796
                                          ----------------   --------------   ---------------    ----------------
Net loss                                  $    (12,524,883)  $     (490,250)  $    (6,684,037)      (19,699,170)
                                          ----------------   --------------   ---------------    ----------------
                                          ----------------   --------------   ---------------    ----------------
Basic and diluted net loss per share      $          (0.86)                                      $        (1.25)(b)
                                          ----------------   --------------   ---------------    ----------------
                                          ----------------   --------------   ---------------    ----------------
Weighted-average basic and diluted
       shares outstanding                       14,607,915                          1,102,973 (b)    15,710,888
                                          ----------------   --------------   ---------------    ----------------
                                          ----------------   --------------   ---------------    ----------------

                                 MAIL.COM, INC.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS

                                                       SIX MONTHS ENDED
                                                         JUNE 30, 1999
                                             ----------------------------------
                                                                  THE ALLEGRO        PRO FORMA        PRO FORMA
                                              MAIL.COM, INC.      GROUP, INC.       ADJUSTMENTS      AS ADJUSTED
                                             ---------------   ---------------   --------------   ---------------
Revenues                                     $     3,242,949   $     2,335,234   $         --     $     5,578,183

Operating expenses:
    Cost of revenues                               3,656,208         1,349,374             --           5,005,582
    Sales and marketing                            7,496,423           548,935             --           8,045,358
    General and administrative                     3,998,946           591,502             --           4,590,448
    Product development                            2,586,520           104,164             --           2,690,684
    Amortization of intangible assets                   --                --          3,342,019   (a)   3,342,019
                                             ---------------   ---------------   --------------   ---------------
          Total operating expenses                17,738,097         2,593,975        3,342,019        23,674,091
                                             ---------------   ---------------   --------------   ---------------
          Loss from operations                   (14,495,148)         (258,741)      (3,342,019)      (18,095,908)
                                             ---------------   ---------------   --------------   ---------------
Other income (expense):
    Interest income                                  304,369            14,970             --             319,339
    Interest expense                                (177,787)          (25,679)            --            (203,466)
                                             ---------------   ---------------   --------------   ---------------

          Total other income (expense), net          126,582           (10,709)            --             115,873
                                             ---------------   ---------------   --------------   ---------------

Net loss                                     $   (14,368,566)  $      (269,450)  $   (3,342,019)$     (17,980,035)
                                             ---------------   ---------------   --------------   ---------------
                                             ---------------   ---------------   --------------   ---------------
Cumulative dividends on settlement of
    contingent obligations to preferred
    stockholders                                 (14,555,646)             --               --         (14,555,646)
                                             ---------------   ---------------   --------------   ---------------
          Net loss attributable to common
               stockholders                  $   (28,924,212)  $      (269,450)  $   (3,342,019)  $   (32,535,681)
                                             ---------------   ---------------   --------------   ---------------
                                             ---------------   ---------------   --------------   ---------------

Basic and diluted net loss per share         $         (1.56)                                     $        (1.66)(b)
                                             ---------------                                      ---------------
                                             ---------------                                      ---------------

Weighted-average basic and diluted
    shares outstanding                            18,531,509                          1,102,973 (b)   19,634,482 (b)
                                             ---------------                     --------------   ---------------
                                             ---------------                     --------------   ---------------

 (1)   PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

       (a) On August 20, 1999, Mail.com, Inc. ("Mail.com" or the "Company") acquired The Allegro Group, Inc. ("Allegro") for approximately $20.4 million including acquisition costs pursuant to the terms of an Agreement and Plan of Merger dated August 20, 1999 (the "Merger Agreement"), among Mail.com, AG Acquisition Corp., a wholly-owned subsidiary of Mail.com ("Acquisition Corp."), Allegro and the shareholders of Allegro. Pursuant to the terms of the Merger Agreement, Allegro merged with and into Acquisition Corp. and became a wholly owned subsidiary of Mail.com. The acquisition will be accounted for as a purchase business combination. The consideration payable by Mail.com in connection with the acquisition of Allegro consisted of the following: approximately $3.2 million in cash and 1,102,973 shares of Mail.com's Class A common stock valued at approximately $17.1 million. The Company also incurred acquisition costs of approximately $150,000. In addition, one-time sign-on bonuses of $800,000 were paid to employees of Allegro who were not shareholders of Allegro pursuant to employment agreements entered into with them upon the closing date.

              The valuation of the write-off of in-process technology in the amount of $900,000 in connection with the acquisition of Allegro is based on an independent appraisal which determined that the new versions of MailZone technology acquired from Allegro had not been developed into the platform required by the Company at the date of acquisition. As a result, the Company will be required to expend significant capital expenditures to successfully integrate and develop the new versions of the MailZone technology, for which there is considerable risk that such technology will not be successfully developed, and if such technology is not successfully developed, there will be no alternative use for the technology. The MailZone technology is an enabling technology for email communications and includes message management, license, traffic and reporting. The Company's Statements of Operations will reflect a one-time write-off of the amount of purchase price allocated to in-process research and development of $900,000.

              The Company allocated the excess purchase price over the fair value of net tangible assets acquired to identified intangible assets. In performing this allocation, the Company considered, among other factors, the attrition rate of the active users of the technology at the date of acquisition and the research and development projects in-process at the date of acquisition. With regard to the in-process research and development projects, the Company considered, among other factors, the stage of development of each project at the time of acquisition, the importance of each project to the overall development plan, and the projected incremental cash flows from the projects when completed and any associated risks. Associated risks include the inherent difficulties and uncertainties in completing each project and thereby achieving technological feasibility and risks related to the impact of potential changes in future target markets.

              The Company intends to incur in excess of $600,000, related primarily to salaries, to develop the in-process technology into commercially viable products over the next year. Remaining development efforts are focused on addressing security issues, architecture stability and electronic commerce capabilities, and completion of these projects will be necessary before revenues are produced. The Company expects to begin to benefit from the purchased in-process research and development by its fiscal year 2000. If these projects are not successfully developed, the Company may not realize the value assigned to the in-process research and development projects. In addition, the value of the other acquired intangible assets may also become impaired.

              The Company may be required to record additional contingent purchase payments based on future performance levels. Basic and diluted net loss per share excludes the effect of additional purchase price of up to $19.2 million including the issuance of up to 2 million shares of Class A common stock (based on the minimum deemed fair market value of such shares of $8.00 per share) whose payout and issuance is contingent on Allegro achieving certain revenue and spending levels in fiscal year 2000. The contingent consideration would consist of up to $3.2 million payable in cash, additional bonus payments of $800,000 and up to $16.0 million payable in shares of Mail.com Class A common stock based on the market value of such stock at the time of payment (but such market value shall be deemed to be not less than $8.00 per share). The minimum level of performance required in fiscal 2000 that would require payout of any of the $20 million and issuance of up to 2 million shares of Class A common stock is tied to specified revenue targets and spending levels as defined. If the entire $4.0 and million is paid ($3.2 million of purchase price and additional bonus payments up to $800,000) and all of the $16 million n value of contingent Class A common shares are issued (2 million shares based upon the minimum assumed fair market value per share of $8.00), $19.2 million of additional purchase price, $800,000 of expense and approximately $6.4 million of additional annual amortization expense will result. If all these contingent shares were included in the basic and diluted net loss per share calculation, basic and diluted net loss per share would have been ($1.52) and ($1.84) for the year ended
              December 31, 1998 and the six months ended June 30, 1999, respectively.

              The following represents the allocation of the purchase price over the historical net book values of the acquired assets and liabilities of Allegro at June 30, 1999, and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date (August 20, 1999). Assuming the transaction had occurred on June 30, 1999, the allocation would have been as follows:

                                                         ALLEGRO
              Assets acquired:
                  Cash                            $       50,091
                  Accounts receivable                    457,277
                  Other assets                            58,672
                  Property and equipment                 626,668
                  Goodwill and intangibles            20,052,112
                                                  --------------------
                                                      21,244,820

              In-process research and development        900,000
              Liabilities assumed                     (1,775,100)
                                                  --------------------

              Purchase price                      $   20,369,720
                                                  --------------------
                                                  --------------------



              This allocation is preliminary and may be subject to change upon evaluation of the fair value of Allegro's acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.

              The Pro Forma adjustment reconciles the historical balance sheet of Allegro at June 30, 1999 to the allocated purchase price assuming the transaction had occurred on June 30, 1999.

              Goodwill and other intangible assets will be amortized over a period of 3 years, the expected period of benefit. The Pro Forma adjustments to the statement of operations reflect twelve months of amortization expense for the year ended December 31, 1998 and six months of amortization expense for the six months ended June 30, 1999, assuming the transaction occurred on January 1, 1998. The value of the intangible assets as of January 1, 1998 would have been approximately $20.1 million.

       (b) In connection with the acquisition of Allegro, the Company issued 1,102,973 shares of Mail.com Class A Common Stock, par value $.01 per share, to the Allegro shareholders. The pro forma basic and diluted net loss per common share is computed by dividing the net loss attributable to common shareholders' by the weighted average number of common shares outstanding. The calculation of the weighted average number of shares outstanding assumes that shares issued in connection with the acquisition were outstanding for the entire period. Diluted net loss per share equals basic net loss per share, as common stock equivalents are anti-dilutive for all pro forma periods presented.

        (c) Reflects the tax effect for Allegro upon consummation of the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


      Dated: October 26, 1999

                                   Mail.com,inc.



                                   By: /s/ Gary Millin

                                      Name:   Gary Millin
                                      Title : President